UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CPI CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CPI Overview

See Appendix 1 for footnotes – EPS for PY includes discontinued operations

Professional Portrait Landscape

* Photofinishing News Industry Survey and Analysis - 2007

Mass Retail Segment - Competitors*

* Estimated market share based on competitive intelligence and reported sales numbers

CPI Transformation 2004-2009

Two Phases Chronicle CPI’s
Transformation

Key Accomplishments 2004 – 2006

Financial Impact

See Appendix 1 for footnotes – Adjusted EBITDA includes discontinued operations

Key Accomplishments 2007 – 2009

Financial Impact

See Appendix 1 for footnotes – PY EPS includes discontinued operations

Strategic Plan: Key Areas of Focus

CPI Board - Leading Edge Corporate
Governance Practices

The Interests Of The Board And Management Are Closely Aligned With Those Of Shareholders

  Market Value as of close 6/19/09 = $18.39
  Market Value as of close 12/31/08 = $3.50

CPI Board Delivers For Shareholders

CPI Board Delivers For Shareholders

The Company’s Balanced Slate Of Nominees Bring Highly Complementary Skills and Experience

Koeneke vs. Feld – The Choice Is Clear

New Nominee Comparison – No Contest

Ramius Solicitation – Key Facts

Ramius Solicitation – Key Facts

Summary

Summary (Continued)

CPI's Board Nominees Are The Right Choice

Vote FOR Your Board's Nominees

On The WHITE Proxy Card

cpicorp

Important Information

CPI Corp. has filed a definitive Proxy Statement with the Securities and Exchange Commission ("SEC") and has furnished to its stockholders a Proxy Statement in connection with the solicitation of proxies for the 2009 Annual Meeting of stockholders. The Company advises its stockholders to read the Proxy Statement relating to the 2009 Annual Meeting because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that CPI files with the SEC at the SEC's website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from CPI by directing a request to CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103-1717, Attn: Corporate Secretary, calling (314) 231-1575, or by contacting MacKenzie Partners, Inc., by toll-free telephone at 800-322-2885 or by e-mail at proxy@mackenziepartners.com.

Certain Information Concerning Participants

CPI Corp. and its directors and executive officers (other than Peter Feld) may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company's 2009 Annual Meeting. Information concerning persons who may be considered participants in the solicitation of the Company's stockholders under the rules of the SEC is set forth in public filings by the Company with the SEC, including the proxy statement relating to the 2009 Annual Meeting of stockholders.

Forward-Looking Statements

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. The Company identifies forward-looking statements by using words such as "preliminary," "plan," "expect," "looking ahead," "anticipate," "estimate," "believe," "should," "intend" and other similar expressions. Management wishes to caution the reader that these forward-looking statements, such as the Company's outlook for portrait studios, net income, future cash requirements, cost savings, compliance with debt covenants, valuation allowances, reserves for charges and impairments and capital expenditures, are only predictions or expectations; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to: the Company's dependence on Sears and Walmart, the approval of the Company's business practices and operations by Sears and Walmart, the termination, breach, limitation or increase of the Company's expenses by Sears under the license agreements, or Walmart under the lease and license agreements, customer demand for the Company's products and services, the economic recession and resulting decrease in consumer spending, compliance with the NYSE listing requirements, manufacturing interruptions, dependence on certain suppliers, competition, dependence on key personnel, fluctuations in operating results, a significant increase in piracy of the Company's photographs, widespread equipment failure, compliance with debt covenants, high level of indebtedness, implementation of marketing and operating strategies, outcome of litigation and other claims, impact of declines in global equity markets to pension plans and impact of foreign currency translation. The risks described above do not include events that the Company does not currently anticipate or that it currently deems immaterial, which may also affect its results of operations and financial condition. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Appendix 1

Appendix 1